UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 18, 2013

SOLITARIO EXPLORATION & ROYALTY CORP.

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	001-32978 (Commission File Number)	84-1285791 (I.R.S. Employer Identification No.)

4251 Kipling Street, Suite 390
Wheat Ridge, CO 80033
(Address of principal executive offices)

Registrant’s telephone number, including area code:	(303) 534-1030

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

On June 18, 2013 we held our Annual Meeting of Shareholders at which the following four matters were submitted to a vote of security holders:

a)           Election of Directors. Five directors were elected to serve until the next Annual Meeting of Shareholders or until their successors are elected and qualified with each director receiving the votes below:

	Number of Shares
Name	For	Against	Withheld	Broker Non-Votes
Brian Labadie	18,781,094	62,238	69,679	6,996,947
Mark E. Jones, III	17,846,836	996,496	69,679	6,996,947
John Hainey	18,780,394	62,438	70,179	6,996,947
Leonard Harris	17,726,755	1,041,532	144,724	6,996,947
Christopher E. Herald	18,779,927	62,346	70,738	6,996,947

b)       Advisory Vote on Executive Compensation. The Shareholders approved the following resolution with 17,754,777 shares voting for, 1,139,975 shares voting against, 18,259 shares abstaining, and 6,996,947 Broker Non-Votes:

“RESOLVED THAT: Solitario shareholders approve the compensation of Solitario’s named executive officers, as disclosed in the Company’s proxy statement, dated April 29, 2013, pursuant to the compensation disclosure rules of the Securities and Exchange Commission set forth in Item 402 of Regulation S-K, including, but not limited to, the Compensation Discussion and Analysis, the compensation tables, and any related material disclosed in the proxy statement for the 2013 annual general meeting.”

c)       Vote on a Resolution Approving the 2013 Solitario Exploration & Royalty Corp Omnibus Stock and Incentive Plan (the “2013 Plan”). The Shareholders approved the following resolution with 15,250,964 shares voting for, 3,643,529 shares voting against, 18,518 shares abstaining, and 6,996,947 Broker Non-Votes:

“RESOLVED THAT: The 2013 Plan, in the form presented to the shareholders in Appendix A to the proxy statement dated April 29, 2013, providing for the issuance of up to 1,750,000 shares of common stock of the Company pursuant to the Awards granted under the 2013 Plan is hereby approved.”

d)       Appointment of Auditors. The appointment of Ehrhardt Keefe Steiner & Hottman PC as our auditors for fiscal year 2013 was ratified with 25,620,515 shares voting for, 157,711 shares voting against, 131,732 shares abstaining, and no Broker Non-Votes.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

June 18, 2013

Solitario Exploration & Royalty Corp.

By:	/s/ James R. Maronick
James R. Maronick, Chief Financial Officer